Exhibit 10.60

PLEDGE AND ESCROW AGREEMENT

by and among

AIRTRAN HOLDINGS, INC., as Pledgor,

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

and

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

Dated as of April 30, 2008

PLEDGE AND ESCROW AGREEMENT

THIS PLEDGE AND ESCROW AGREEMENT (this “Agreement”), dated as of April 30, 2008, is by and among AirTran Holdings, Inc. (the “Company”), as pledgor, U.S. Bank National Association, not in its individual capacity but solely as trustee under the Indenture referred to below (the “Trustee”), and U.S. Bank National Association, in its capacity as escrow agent (the “Escrow Agent”).

RECITALS

The Company and the Trustee have entered into an Indenture, dated as of April 30, 2008 (the “Original Indenture”) between the Company and the Trustee, as supplemented by the First Supplemental Indenture dated as of April 30, 2008 (the “First Supplemental Indenture”) between the Company and the Trustee (the Original Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”) pursuant to which the Company will issue up to $74,750,000 in aggregate principal amount of its 5.50% Convertible Senior Notes due 2015 (the “Notes”).

The Company desires to establish an escrow account with the Escrow Agent into which certain sums as fully described in Section 2(a) below will be, simultaneously with the initial issuance of the Notes, deposited by the Company to be held by the Escrow Agent on behalf of the Trustee for the benefit of holders of the Notes and distributed in accordance with the terms and conditions set forth herein, and the Escrow Agent is willing to establish such an account and to accept such funds in accordance with the terms hereinafter set forth.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Establishment of Escrow Account. The Escrow Agent shall establish on the date hereof and maintain in the Trustee’s name a “securities account” (within the meaning of Article 8 of the Uniform Commercial Code of the State of New York as in effect from time to time (the “New York UCC”)) (the “Escrow Account”) to which there shall be immediately credited and held amounts received by the Escrow Agent from the Company in accordance with Section 2 hereof. The funds credited to the Escrow Account shall be applied and disbursed only as provided herein. The Escrow Agent shall segregate the funds credited to the Escrow Account from its other funds held as an agent or in trust.

The Escrow Agent shall treat all property held by it in the Escrow Account (including any cash) as “financial assets” (as defined in Section 8-l02(a)(9) of the New York UCC) in accordance with Section 8-501 (or successor section) of the New York UCC.

SECTION 2. Deposit To The Escrow Account; Investments.

(a) Deposit To The Escrow Account.

(i) Simultaneously with the original issuance of the Notes, the Company shall deliver to the Escrow Agent for deposit in the Escrow Account an amount equal to $12,333,750 (the “Escrow Funds”).

(ii) All amounts to be deposited with the Escrow Agent shall be transferred by wire transfer of immediately available funds to the following account:

U.S. Bank National Association

ABA No.:

Account No.:

Account Name: # AIRTRAN PLEDGE AND ESCROW AGREEMENT

Attention: Boston Admin

(b) Promptly following the deposit of any funds into the Escrow Account, the Escrow Agent shall invest such funds in the name of the Trustee in Government Securities, as instructed by the Company. For purposes of this Agreement, “Government Securities” shall mean (i) noncallable direct obligations of, or noncallable obligations, the payment of principal of and interest on which are unconditionally guaranteed by the United States of America, in each case with a maturity of three years or less; and (ii) holdings in any mutual fund or similar investment vehicle that holds only cash and securities of the types set forth in (i) above. Promptly following the deposit of any funds into the Escrow Account, the Company shall provide written instructions to the Escrow Agent as to the specific Government Securities in which funds are to be invested and until such instructions are given by the Company, the Escrow Agent shall not invest such funds. All such amounts shall remain so invested until the close of business on the Business Day prior to any withdrawal by the Escrow Agent pursuant to Section 4 hereof. The Escrow Agent shall not be liable for any losses resulting from any depreciation in the market value of such investments. All Government Securities from time to time credited to the Escrow Account constituting a “security entitlement” as defined in Section 8-102(a)(17) of the New York UCC shall be held in the name of the Trustee and in no event shall the Company be or be deemed to be the “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the New York UCC) with respect thereto.

(c) In investing funds pursuant to the terms of this Agreement and liquidating any investments held in escrow hereunder, the Escrow Agent may, at the Company’s election and to the extent permitted by law, purchase Government Securities (including for the purposes of this paragraph Government Securities as to which the Escrow Agent or an Escrow Agent Affiliate (as defined below) is the issuer or guarantor) from, and sell Government Securities to, itself or any Escrow Agent Affiliate and purchase Government Securities underwritten by, or in which a market is made by, the Escrow Agent or an Escrow Agent Affiliate. For the purposes hereof, an “Escrow Agent Affiliate” shall mean an entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Escrow Agent. The Escrow Agent shall bear no expense in connection with any investment made or sold pursuant to this Agreement. Any such investment may be sold prior to maturity by the Escrow Agent in accordance with Section 4 of this Agreement whenever necessary to make any distribution required by this Agreement.

SECTION 3. Security Interest.

(a) Pledge and Assignment. As security for the Secured Obligations (as defined below), the Company hereby irrevocably pledges, assigns and grants to the Trustee, for the equal and ratable benefit of the Holders of the Notes, a first priority continuing security interest in, and control of, all of the Company’s right, title and interest in and to all of the following whether now owned or existing or hereafter acquired or created (collectively, the “Collateral”):

(i) the Escrow Account, all security entitlements from time to time carried in the Escrow Account, all assets from time to time held in the Escrow Account, including, without limitation, the Escrow Funds and all certificates and instruments, if any, from time to time, representing or evidencing the Escrow Account or the Escrow Funds;

(ii) all investments of funds in the Escrow Account, all of which shall constitute Government Securities, and whether held by or registered in the name of the Escrow Agent, all certificates and instruments, if any, from time to time representing or evidencing any such Government Securities and all security entitlements to such Government Securities;

(iii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments evidencing Government Securities from time to time hereafter delivered to or otherwise possessed by the Escrow Agent, for or on behalf of the Company, in substitution for or in addition to any or all of the then existing Collateral;

(iv) all interest, dividends, cash, instruments, securities and other properties from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

(v) all proceeds of the foregoing.

The Trustee hereby appoints the Escrow Agent to act as the Trustee’s agent, on behalf of the Holders of the Notes, for purposes of perfecting the foregoing pledge, assignment and security interest in the Collateral, and the Escrow Agent hereby accepts such appointment. Except as otherwise provided herein, for so long as the foregoing pledge, assignment and security interest remains in effect, the Escrow Agent hereby waives any right of set off or banker’s lien that it, in its individual capacity or in its capacity as an agent for Persons other than the Trustee and the Holders of the Notes, may have with respect to any or all of the Collateral.

(b) Secured Obligations. This Agreement secures, to the extent set forth herein, the due and punctual payment and performance of all obligations of the Company, whether now or hereafter existing, under the Notes, the Indenture and this Agreement, including, without limitation, interest and premium, if any, accrued on the Notes after the commencement of a bankruptcy, reorganization or similar proceeding involving the Company to the extent permitted by applicable law (collectively, the “Secured Obligations”).

(c) Delivery of Collateral. All certificates or instruments, if any, representing or evidencing all or any portion of the Collateral shall be held by the Escrow Agent on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to the Trustee, and all in form and substance sufficient to convey a valid security interest in such Collateral to the Trustee. All securities in uncertificated or book-entry form and all security entitlements, if any, in each case representing or evidencing the Collateral shall be registered in the name of the Trustee (or any of its nominees) as the registered owner thereof, by book-entry or as otherwise appropriate so as to properly identify the interest of the Trustee therein. In addition, the Trustee shall have the right, at any time following the occurrence of an Event of Default, to transfer to or to register in the name of the Trustee or any of its nominees any or all other Collateral. Except as otherwise provided herein, all Collateral shall be deposited and held in the Escrow Account. The Escrow Agent shall have the right at any time to exchange certificates or instruments representing or evidencing all or any portion of the Collateral for certificates or instruments of smaller or larger denominations in the same aggregate amount.

(d) Maintaining the Escrow Account. So long as this Agreement is in full force and effect:

(i) subject to the other terms and conditions of this Agreement, all Collateral held by the Escrow Agent pursuant to this Agreement shall be held in the Escrow Account, which shall be subject to the exclusive dominion and control of the Trustee for the benefit of the Trustee and the equal and ratable benefit of the Holders of the Notes;

(ii) the Escrow Account and all Collateral from time to time therein shall remain segregated from all other funds or other property otherwise held by the Trustee or the Escrow Agent, as applicable;

(iii) all amounts (including, without limitation, any Escrow Funds or interest on or other proceeds of the Escrow Funds or any Government Securities held in the Escrow Account) shall remain on deposit in the Escrow Account until withdrawn in accordance with this Agreement; and

(iv) the Escrow Agent shall take all steps necessary to ensure that the Trustee is the holder or entitlement holder (as the case may be) of all of the Collateral and that either the Trustee for the equal and ratable benefit of the Holders of the Notes or, to the extent required by applicable law, the Escrow Agent, for the benefit of the Trustee and the equal and ratable benefit of the Holders of the Notes, is the holder or entitlement holder of all Government Securities and other uncertificated securities on the books of the applicable Federal Reserve Bank or other applicable securities intermediary.

(e) Further Assurances. Prior to, contemporaneously herewith, and at any time and from time to time hereafter, the Company shall, at the Company’s expense, execute and deliver to the Trustee or its designee such other instruments and documents, and take all further action as the Trustee deems reasonably necessary or advisable or may reasonably request to confirm or perfect the security interest of the Trustee granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral, and the Company shall take all necessary action to preserve and protect the security interest created hereby as a first priority, perfected lien and encumbrance upon the Collateral.

SECTION 4. Distributions from Escrow Account. Funds (or Government Securities that are scheduled to mature or that can be liquidated on or before the date of the applicable Scheduled Interest Payment (as defined below)) on deposit in the Escrow Account shall be withdrawn by the Escrow Agent and transferred only in accordance with this Section 4:

(a) Event of Default.

(i) For so long as an Event of Default has occurred and is continuing under the Indenture, no amounts shall be disbursed from the Escrow Account, except as provided in Section 4(a)(ii) below.

(ii) If (A) any Event of Default has occurred and is continuing under Section 5.1 of the Original Indenture or Section 7.01 of the First Supplemental Indenture, (B) any other Event of Default has occurred and is continuing that results in the acceleration of the payment of principal, interest, premium, if any, pursuant to the terms of the Indenture, or (C) any material breach or violation of any representation, warranty or agreement contained in this Agreement has occurred:

(1) The Trustee may, without notice to the Company except as required by applicable law and at any time or from time to time, direct the Escrow Agent to liquidate all Collateral and transfer all proceeds thereof to the Paying Agent to apply such funds in accordance with Sections 5.2 and 5.6 of the Original Indenture.

(2) The Trustee (and/or the Escrow Agent at its direction and on its behalf) may also, in addition to the other rights and remedies provided for herein, exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the New York UCC, and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sales, at any of the Trustee’s or the Escrow Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee and the Escrow Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee (or the Escrow Agent on its behalf) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(3) Any cash held by the Escrow Agent as Collateral and all net cash proceeds received by the Trustee or the Escrow Agent in respect of any sale or liquidation of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee or the Escrow Agent as collateral for, and then or at any time thereafter be applied (after payment of any costs and expenses incurred in connection with any sale, liquidation or disposition of or realization upon the Collateral and the payment of any amounts payable to the Trustee or the Escrow Agent) in whole or in part by the Trustee for the equal and ratable benefit of the Holders of the Notes against all or any part of the Secured Obligations in such order as described in Section 5.6 of the Original Indenture.

(b) Scheduled Interest Payments.

(i) Pursuant to the Notes and Section 5.01 of the First Supplemental Indenture, the Company is obligated to make payments of interest (each, a “Scheduled Interest Payment”) on the Notes on each of October 15, 2008, April 15, 2009, October 15, 2009, April 15, 2010, October 15, 2010 and April 15, 2011 (each, a “Scheduled Interest Payment Date”). The Scheduled Interest Payments due on the Notes shall be made from amounts held in the Escrow Account in accordance with the procedures set forth in Section 4(b)(ii) below; provided, however, that nothing herein shall be construed as limiting the Company’s obligation to make all interest payments due on the Notes at the times and in the amounts required by the Notes, which obligation shall be absolute and unconditional.

(ii) If the Company determines that Government Securities held in the Escrow Account will have to be liquidated in order for a Scheduled Interest Payment to be made, the Company shall, not later than five (5) Business Days prior to the applicable Scheduled Interest Payment Date, so notify the Escrow Agent and identify, in a written direction to the Escrow Agent, the particular Government Securities to be liquidated. The Escrow Agent shall liquidate the Government Securities so identified such that the proceeds of such sale shall be received by the Escrow Agent not later than the Business Day immediately preceding the applicable Scheduled Interest Payment Date. Unless otherwise instructed by the Trustee one (1) Business Day prior to the applicable Scheduled Interest Payment Date, not later than 10:00 a.m., New York time, on the applicable Scheduled Interest Payment Date, the Escrow Agent shall debit the Escrow Account and credit to the account of the Trustee as set forth in

Section 4(e)(ii) hereof funds necessary to provide for payment in full of the next Scheduled Interest Payment on the Notes.

(c) Early Conversion Make-Whole Amount.

(i) Upon notice from the Trustee that the Conversion Date for any Notes has occurred prior to April 15, 2011, the Escrow Agent shall liquidate a portion of the Collateral equal to the Allocable Collateral as of such Conversion Date multiplied by the number of Notes in principal amount of $1,000 submitted for conversion, all as calculated by the Company and certified by the Company to the Trustee and Escrow Agent; provided that if any Notes are converted after the close of business on a Record Date but prior to the next Interest Payment Date, any portion of the applicable Allocable Collateral relating to the pro rata amount of interest payable on such Notes on such Interest Payment Date and maturing immediately prior to such Interest Payment Date shall not be liquidated and instead shall be released in accordance with Section 4(b) above. For purposes hereof, “Allocable Collateral” means the percentage of the Collateral applicable to one Note, which shall be determined by the Company, as of any Conversion Date, by dividing $1,000 by the aggregate principal amount of Notes outstanding as of such Conversion Date (including any Notes converted as of such Conversion Date) and multiplying such fraction by 100.

(ii) The Escrow Agent shall release the proceeds of the liquidation of the Collateral described in Section 4(c)(i) above to the Trustee to the extent necessary to pay to the converting Holders as the Early Conversion Make-Whole Amount.

(d) Excess Escrow Funds. Subject to Section 9(b), if (x) in the course of funding the Escrow Account pursuant to Section 2(a) hereof or otherwise, the Company either elects or is required to deposit in the Escrow Account funds in an amount greater than that which is required to fund the payment of the Scheduled Interest Payments (in order to permit the Escrow Agent to purchase an amount of Government Securities equal to or greater than that which is required to fund the payment of all remaining Scheduled Interest Payments on the principal amount of Notes then outstanding, the amount of accrued but unpaid fees and expenses under Section 9(b) or otherwise) or (y) the balance of the Escrow Account exceeds the sum of (1) the amount of all remaining Scheduled Interest Payments plus (2) the amount of accrued but unpaid fees and expenses under Section 9(b) (any such excess amounts under clauses (x) and (y) being hereinafter referred to as “Excess Escrow Assets”), the Company may, upon at least five (5) Business Days’ prior written notice (accompanied by a calculation of such excess amounts), direct the Escrow Agent, so long as no Event of Default has occurred and is continuing, to release to the Company (or at the direction of the Company, to release to a designated third party) from the Escrow Account an amount of funds or Government Securities (rounded downward, as necessary, to the nearest minimum denomination of the relevant Government Securities) the sum of which (including the aggregate principal amount of such Government Securities) is less than or equal to the amount of the Excess Escrow Assets. Upon receipt of such notice, the Escrow Agent shall pay over or transfer to the Company (or its designated third party, as the case may be) the requested amount or Government Securities.

(e) Funds Transfer.

(i) All funds distributed from the Escrow Account to the Company shall be transferred by wire transfer of immediately available funds to the account set forth in Schedule I hereof, or such other account as the Company shall from time to time designate by written notice to the Escrow Agent and the Trustee in accordance with Section 11(g) of this Agreement.

(ii) All funds distributed from the Escrow Account to the Trustee for payment on the Notes shall be credited to the account set forth in Schedule II hereof , or such other account as the Trustee shall from time to time designate by written notice to the Escrow Agent and the Company in accordance with Section 11(g) of this Agreement.

(f) Written Instructions; Certificates. The Company shall, upon request by the Escrow Agent, execute and deliver to the Escrow Agent such additional written instructions and certificates hereunder as may be reasonably required by the Escrow Agent to give effect to this Section 4.

SECTION 5. Termination of Security Interest. Subject to Section 4(a) hereof, upon payment in full of the Scheduled Interest Payments, the security interest evidenced by this Agreement in any Collateral remaining in the Escrow Account shall automatically terminate and be of no further force and effect and the Escrow Agent shall automatically and without further instruction distribute the remaining Collateral, if any, to the Company. Furthermore, upon the release of any Collateral from the Escrow Account in accordance with the terms of this Agreement, whether upon release of such Collateral to Holders of Notes as payment of interest on the Notes or pursuant to Sections 4(a) or 4(c) or to the Company pursuant to Section 4(d) or otherwise, the security interest evidenced by this Agreement in such Collateral so released shall automatically terminate and be of no further force and effect. The Trustee and the Escrow Agent shall, upon request by the Company, execute and deliver to the Company such additional written instructions and certificates hereunder as may be reasonably required by the Company to give effect to this Section 5.

SECTION 6. Attorneys-in-Fact. The Company hereby irrevocably appoints each of the Trustee and the Escrow Agent as the Company’s attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee’s or the Escrow Agent’s discretion to take any action and to execute any instrument that the Trustee or the Escrow Agent reasonably may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and the expenses of the Trustee and the Escrow Agent incurred in connection therewith shall be payable by the Company.

SECTION 7. Trustee or Escrow Agent May Perform. Without limiting the authority granted under Section 6 hereof, if the Company fails to perform any agreement contained herein, the Trustee or the Escrow Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee or the Escrow Agent incurred in connection therewith shall be payable by the Company and shall be secured by the Collateral.

SECTION 8. Representations, Warranties and Agreements.

(a) The Company represents and warrants that:

(i) The execution, delivery and performance by the Company of this Agreement are within its corporate power, have been duly authorized by all necessary corporate action of the Company, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of any judgment, injunction, order or any material agreement or other material instrument binding upon the Company or the articles of incorporation or by-laws of the Company or result in the creation or imposition of any Lien on any assets of the Company other than the Lien contemplated hereby.

(ii) The Company is (A) duly organized, validly existing and in good standing under the laws of the State of Nevada, (B) has full corporate power and authority to enter into this Agreement and (C) has the right to pledge and grant a security interest in the Collateral as provided by this Agreement.

(iii) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

(iv) Upon the execution and delivery of this Agreement by the parties hereto and the delivery to the Escrow Agent of the Collateral, the pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations for the benefit of the Trustee, the Escrow Agent and the Holders of the Notes, enforceable as such against all creditors of the Company.

(v) Other than the filing of a UCC financing statement in respect of the security interest granted hereunder, no consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body having jurisdiction over the Company is required either (A) for the pledge by the Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company or (B) for the exercise by the Trustee or the Escrow Agent of the remedies in respect of the Collateral pursuant to this Agreement.

(vi) No litigation, investigation or proceeding of or before any arbitrator or governmental authority having jurisdiction over the Company is pending or, to the best knowledge of the Company, threatened by or against the Company or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

(vii) The pledge of the Collateral pursuant to this Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency having jurisdiction over the Company (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System).

(viii) All information set forth herein relating to the Collateral is accurate and complete in all material respects.

(b) The Company covenants and agrees that:

(i) It will not (and will not purport to) (A) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral nor (B) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the liens and security interests granted under this Agreement) and at all times will have the right to pledge the Collateral, free and clear of any Lien or adverse claims (except for the liens and security interests granted under this Agreement).

(ii) It will not (A) enter into any agreement or understanding (other than the Indenture) that restricts or inhibits or purports to restrict or inhibit the Trustee’s or the Escrow Agent’s rights or remedies hereunder, including, without limitation, their right to sell or otherwise dispose of the Collateral or (B) fail to pay or discharge any tax, assessment or levy of any nature with respect to the Collateral not later than three Business Days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral.

(iii) It will not change its jurisdiction of incorporation without 30 days’ prior written notice to the Trustee.

(c) The Escrow Agent represents, warrants and agrees that it is a “securities intermediary” within the meaning of Section 8-102(a)(14) of the New York UCC.

(d) The Trustee represents, warrants and agrees that it is an “entitlement holder” within the meaning of Section 8-102(a)(7) of the New York UCC.

(e) For purposes of this Section, “Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

SECTION 9. Fees and Expenses of Escrow Agent.

(a) The Company agrees to pay the Escrow Agent its agreed-upon compensation for its services as Escrow Agent hereunder promptly upon request therefor, and to reimburse the Escrow Agent for all reasonable and documented expenses of, or disbursements incurred by, the Escrow Agent in the performance of its duties hereunder, including the reasonable fees, expenses and disbursements of legal counsel to the Escrow Agent.

(b) The Escrow Agent shall have a lien upon any investment income on deposit in the Escrow Account solely for any costs, expenses and fees that may arise hereunder and may retain that portion of the investment income in the Escrow Account equal to such unpaid amounts, until all such costs, expenses and fees have been paid; provided, however, unless an Event of Default shall have occurred and be continuing, such lien shall attach only to the extent of accrued but unpaid costs, expenses and fees and shall be without prejudice to the Company’s rights under Section 4(d) of this Agreement.

SECTION 10. Rights, Duties and Immunities of Escrow Agent. Acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of the Escrow Agent:

(a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement. The Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any agreement or arrangement between the Company and the Trustee, and, unless it has been notified in writing, shall not be charged with knowledge of any agreement or arrangement between the Company and the Trustee (other than the Indenture and the transactions contemplated under the Indenture). The Escrow Agent is not a party to, and is not bound by, any agreement or other document out of which this Agreement may arise. The Escrow Agent shall be under no liability to any party hereto by reason of any failure on the part of any party hereto (other than the Escrow Agent) or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. The Escrow Agent shall not be bound by any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto. This Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law.

(b) The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of this Agreement or of any property delivered hereunder or whether, except for its bad faith, gross negligence or willful misconduct, the Collateral is, at any time, sufficient to make any Scheduled Interest Payment or otherwise satisfy the Secured Obligations, or for the value or collectibility of any note, check or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Escrow Agent. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Agreement.

(c) The Company shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including but not limited to reasonable legal counsel fees, incurred without bad faith, gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in conjunction with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Agreement.

(d) The Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to have been signed and presented by the Company or the Trustee, as applicable.

(e) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own bad faith, gross negligence or willful misconduct.

(f) The Escrow Agent may, but shall be under no obligation to, (i) seek the advice of legal counsel or (ii) petition a court for a declaratory ruling or other form of instruction in the event of any dispute regarding this Agreement or the subject matter hereof or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and except for its own bad faith, gross negligence or willful misconduct it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or opinion of such counsel or such declaratory ruling or court instruction.

(g) The parties hereto agree that if the Escrow Agent is notified by the Trustee, the Company or the Holders of the Notes of any dispute with respect to the payment, ownership or right of possession of the Escrow Account, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, except for its bad faith, willful misconduct or gross negligence, all or any part of the Escrow Account until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final order, decree or judgment of a court or other tribunal of competent jurisdiction in the United States of America. In the case of a mutual agreement, a notice executed by the parties to the dispute or their authorized representatives shall have been delivered to the Escrow Agent setting forth the resolution of the dispute; and in the case of any judicial or similar order, decree or judgment, a copy of such order, decree or judgment, together with an opinion of counsel as to the finality of such order, decree or judgment, shall have been delivered to the Escrow Agent. The Escrow Agent shall be under no duty whatsoever to institute, defend or partake in such proceedings.

(h) The agreements set forth in this Section 10 shall survive the resignation or removal of the Escrow Agent, the termination of this Agreement and the payment of all amounts hereunder.

SECTION 11. Miscellaneous.

(a) Waiver. No waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and signed by each of the non-breaching parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Severability. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.

(c) Binding Effect. This Agreement shall inure to and be binding upon the parties and their respective successors and permitted assigns; provided, however, that the Company may not assign its rights or obligations hereunder without the express prior written consent of the Trustee.

(d) Choice of Law. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the internal laws of the State of New York, including without limitation the New York UCC, without giving effect to the conflicts of law principles of such State. The securities intermediary’s jurisdiction for purposes of Section 8-110 of the New York UCC shall be the State of New York.

(e) Entire Agreement. This Agreement, the Underwriting Agreement, the Notes and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments with respect thereto, whether oral or written; provided, however, that this Agreement is executed and accepted by the Trustee and the Escrow Agent subject to all terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were set forth at length herein.

(f) Amendments. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties. The Trustee and the Escrow Agent may execute an amendment to this Agreement only if the requisite consent of each of the Holders of the Notes required by Article 8 of the First Supplemental Indenture has been obtained, unless no such consent is required by such Section 8.01 of the First Supplemental Indenture.

(g) Notices. All notices, requests, instructions, orders and other communications required or permitted to be given or made under this Agreement to any party hereto shall be delivered in writing by hand delivery or overnight delivery, or shall be delivered by facsimile with machine confirmation of full delivery not more than 24 hours following such facsimile notice. A notice given in accordance with the preceding sentence shall be deemed to have been duly given upon the sending thereof. Notices should be addressed as follows:

To the Company:

AirTran Holdings, Inc.

9955 AirTran Boulevard

Orlando, Florida 32827

Attention: Richard Magurno

Facsimile number: 407-251-5571

With a copy (which shall not constitute notice) to:

E-mail: richard.magurno@airtran.com

and

Smith, Gambrell & Russell, LLP

1230 Peachtree Street

Suite 3100

Atlanta, GA 30309-3592

Promenade II

Attention: Howard E. Turner, Esq.

Facsimile number: 404-685-6894

E-mail: hturner@sgrlaw.com

To the Trustee or the Escrow Agent:

U.S. Bank National Association

Corporate Trust Services

One Federal Street, 10th Floor

Boston, MA 02110

Attention: John G. Correia, Vice President

Telephone number: 617-603-6566

Facsimile number: 617-603-6665

E-mail: john.correia@usbank.com

or at such other address or facsimile number as the specified entity most recently may have designated in writing in accordance with this paragraph to the other parties.

(h) Account Information. The Company and the Trustee acknowledge that a portion of the identifying information set forth in Schedule I and Schedule II hereto is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and agree to provide any additional information requested by the Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner. The Company and the Trustee each represents that its respective identifying information set forth on Schedule I and Schedule II, respectively, including without limitation, its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of the Escrow Funds.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

(j) Interpretation. The headings of the sections contained in this Agreement are solely for convenience or reference and shall not affect the meaning or interpretation of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.

AIRTRAN HOLDINGS, INC., as Pledgor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:
Title: